EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION
                         ------------------------------

NAME:                      Ashmore Group Limited
ADDRESS:                   20 Bedfordbury
                           London WC2N 4BL
                           United Kingdom
DESIGNATED FILER:          Ashmore Investment Management Limited
ISSUER AND
TICKER SYMBOL:             Hungarian Telephone and Cable Corp. (HTC)
DATE OF EVENT
REQUIRING STATEMENT:       October 10, 2003


SIGNATURE:                 By: /s/  Mark Coombs
                               -------------------------------
                           Name:  Mark Coombs
                           Title:  Director

NAME:                      Ashmore Investments (UK) Ltd.
ADDRESS:                   20 Bedfordbury
                           London WC2N 4BL
                           United Kingdom
DESIGNATED FILER:          Ashmore Investment Management Limited
ISSUER AND
TICKER SYMBOL:             Hungarian Telephone and Cable Corp. (HTC)
DATE OF EVENT
REQUIRING STATEMENT:       October 10, 2003


SIGNATURE:                 By: /s/  Mark Coombs
                               -------------------------------
                           Name:  Mark Coombs
                           Title:  Director

NAME:                      Ashmore Management Company Limited
ADDRESS:                   Arnold House
                           St. Julian's Avenue
                           St. Peter Port
                           Guernsey GY1 3NF
                           Channel Islands
DESIGNATED FILER:          Ashmore Investment Management Limited
ISSUER AND
TICKER SYMBOL:             Hungarian Telephone and Cable Corp. (HTC)
DATE OF EVENT
REQUIRING STATEMENT:       October 10, 2003


SIGNATURE:                 By:  /s/ Nigel Carey
                                ------------------------------
                           Name:  Nigel Carey
                           Title:  Director

NAME:                      Ashmore Global Special Situations Fund Limited
ADDRESS:                   PO Box 282
                           Borough House
                           Rue du Pre
                           St. Peter Port
                           Guernsey GY1 3RH
                           Channel Islands
DESIGNATED FILER:          Ashmore Investment Management Limited
ISSUER AND
TICKER SYMBOL:             Hungarian Telephone and Cable Corp. (HTC)
DATE OF EVENT
REQUIRING STATEMENT:       October 10, 2003


SIGNATURE:                 By:  /s/ Nigel Carey
                                ------------------------------
                           Name:  Nigel Carey
                           Title:  Director

NAME:                      Asset Holder PCC No. 2 Limited re Ashmore Emerging
                           Economy Portfolio
ADDRESS:                   Arnold House
                           St. Julian's Avenue
                           St. Peter Port
                           Guernsey GY1 3NF
                           Channel Islands
DESIGNATED FILER:          Ashmore Investment Management Limited
ISSUER AND
TICKER SYMBOL:             Hungarian Telephone and Cable Corp. (HTC)
DATE OF EVENT
REQUIRING STATEMENT:       October 10, 2003


SIGNATURE:                 By:  /s/ Nigel Carey
                                ------------------------------
                           Name:  Nigel Carey
                           Title:  Director

NAME:                      Asset Holder PCC Limited re Ashmore Emerging Markets
                           Liquid Investment Portfolio
ADDRESS:                   Arnold House
                           St. Julian's Avenue
                           St. Peter Port
                           Guernsey GY1 3NF
                           Channel Islands
DESIGNATED FILER:          Ashmore Investment Management Limited
ISSUER AND
TICKER SYMBOL:             Hungarian Telephone and Cable Corp. (HTC)
DATE OF EVENT
REQUIRING STATEMENT:       October 10, 2003

SIGNATURE:                 By:  /s/ Nigel Carey
                                ------------------------------
                           Name:  Nigel Carey
                           Title:  Director

NAME:                      Ashmore Emerging Market Debt Fund
ADDRESS:                   PO Box 61 GT
                           Harbour Center, 4th Floor
                           Georgetown, Grand Cayman
                           Cayman Islands
DESIGNATED FILER:          Ashmore Investment Management Limited
ISSUER AND
TICKER SYMBOL:             Hungarian Telephone and Cable Corp. (HTC)
DATE OF EVENT
REQUIRING STATEMENT:       October 10, 2003

SIGNATURE:                 By:  /s/ Martin Byrne
                                ------------------------------
                           Name:  Martin Byrne
                           Title:  Director

                                                                    ATTACHMENT A


Instruction 5(b)(v) list of other Reporting Persons:

This statement is being filed by Ashmore Investment Management Limited ("AIML"), Ashmore Group Limited ("AGL"), Ashmore Investments (UK) Ltd. ("AI(UK)L"), Ashmore Management Company Limited ("AMCL"), Ashmore Global Special Situations Fund Limited ("GSSF"), Asset Holder PCC No. 2 Limited re Ashmore Emerging Economy Portfolio ("AEEP"), Asset Holder PCC Limited re Ashmore Emerging Markets Liquid Investment Portfolio ("EMLIP") and Ashmore Emerging Market Debt Fund ("AEMDF") (together the "Reporting Persons").

The principal business address of AIML, AGL and AI(UK)L is 20 Bedfordbury, London WC2N 4BL, United Kingdom. The principal business address of AMCL, GSSF, AEEP and EMLIP is Arnold House, St. Julian's Avenue, St. Peter Port, Guernsey GY1 3NF, Channel Islands. The principal business address of AEMDF is PO Box 61GT, Harbour Center, 4th Floor, Georgetown, Grand Cayman, Cayman Islands.

Explanation of Responses:

(1) 1,548,572 shares of Common Stock are directly beneficially owned by GSSF and 280,000 shares of Common Stock are directly beneficially owned by AEEP. AIML acts as the investment manager for GSSF and AEEP as well as EMLIP and AEMDF which are referred to below. AIML and AMCL are wholly owned subsidiaries of AI(UK)L. AI(UK)L is a wholly owned subsidiary of AGL. None of AIML, AMCL, AI(UK)L and AGL have a pecuniary interest in any of the Common Stock being reported.

(2) On October 10, 2003 certain of the Reporting Persons acquired unsecured subordinated notes ("Unsecured Notes") and warrants ("Warrants") of the Issuer from Postabank es Takarekpenztar Rt. ("Postabank") pursuant to the
     (i) Agreement for the Purchase and Sale of Shares, Unsecured Notes and Warrants, dated September 26, 2003, by and between Postabank and Asset Holder PCC Limited re: Emerging Markets Liquid Investment Portfolio (the "EMLIP Purchase Agreement") and (ii) Agreement for the Purchase and Sale of Shares, Unsecured Notes and Warrants, dated September 26, 2003, by and between Postabank and Ashmore Emerging Markets Debt Fund (the "AEMDF Purchase Agreement"). Pursuant to the (i) EMLIP Purchase Agreement,
     EMLIP acquired 21 Warrants, each to purchase 100,000 shares of Common Stock, and (ii) AEMDF Purchase Agreement, AEMDF acquired 4 Warrants, each to purchase 100,000 shares of Common Stock.

     The exercise price of the Warrants is US$10 per share of Common Stock and the Warrants expire on March 31, 2007. The Warrants are subject to cancellation by the Issuer prior to January 1, 2004 in whole or in part upon (i) repayment of a proportionate amount of the US$25 million of the Unsecured Notes and (ii) the payment to the holders of such cancelled Warrants an amount equal to 7.5 percent of the principal amount of the Unsecured Notes repaid.

     Pursuant to the EMLIP Purchase Agreement and the AEMDF Purchase Agreement, from and after October 10, 2003, Postabank has agreed to hold the Warrants for the benefit of EMLIP and AEMDF and only take such actions with respect to the Warrants as requested by EMLIP or AEMDF including, if so instructed, remitting the proceeds resulting from an exercise of the Warrants and a sale of the underlying Common Stock. However, the Warrants are by their terms not exercisable nor transferable prior to January 1, 2004 and accordingly Postabank may not transfer or exercise such Warrants prior to such time. In addition, the transfer by Postabank of the Warrants after January 1, 2004 is subject to the consent of the Issuer which consent may not be unreasonably withheld or delayed.

     Assuming that each of EMLIP and AEMDF instructs Postabank to transfer the Warrants on or after January 1, 2004 to each such party and the Issuer consents to such transfers (i) EMLIP may be deemed to be the direct beneficial owner of 21 Warrants to purchase 2,100,000 shares of Common Stock and (ii) AEMDF may be deemed to be the direct beneficial owner of 4 Warrants to purchase 400,000 shares of Common Stock. None of AIML, AMCL, AI(UK)L and AGL have a pecuniary interest in any of the Warrants being reported.